SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                             							WATTS INDUSTRIES, INC.




  Date:  May 13, 1994              	By:	/s/Kenneth J. McAvoy
	                                         	Kenneth J. McAvoy
                                         		Vice President of Finance
                                         		and Treasurer; Principal
                                         		Financial Officer